UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2022

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE Copley Parkway, Suite 490

Morrisville, NC 27560

(Address of principal executive offices) (Zip Code)

919-855-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 9, 2022, Tenax Therapeutics, Inc. (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders of the Company approved the Tenax Therapeutics, Inc. 2022 Stock Incentive Plan (the “Plan”), pursuant to which 1,100,000 shares of the Company’s common stock, plus (i) the number of shares of common stock remaining available for grant under the Company’s 2016 Stock Incentive Plan, as amended (the “2016 Plan”) and (ii) the number of shares of common stock underlying any award granted under the 2016 Plan that expires, terminates, or is canceled or forfeited without such shares of common stock having been issued (subject to adjustment as described in the Plan) are available for issuance as equity incentives to its employees, consultants and directors.

You can find a summary of the principal features of the Plan in the definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 28, 2022 (the “Proxy Statement”), under the heading “Proposal 3 – Approval of the Tenax Therapeutics, Inc. 2022 Stock Incentive Plan”.  The summary of the Plan contained in the Proxy Statement is qualified in its entirety by the full text of the Plan, filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Company’s Board of Directors (the “Board”)  approved the Plan on April 8, 2022, subject to stockholder approval, and also approved on that date the form of Notice of Stock Option Grant and Award Agreement, filed as Exhibit 10.2 to this Current Report on Form 8-K.

5.07 Submission of Matters to a Vote of Security Holders.

                The following proposals were voted upon at the Annual Meeting and the final voting results with respect to each such proposal are set forth below.

At the Annual Meeting, stockholders elected directors to the Board for a one-year term expiring in 2023, or until his or her successor is duly elected and qualified, based on the following votes:

Members	For	Withheld	Broker Non-Votes
June Almenoff	14,350,845	794,600	3,698,286
Steven Boyd	14,972,603	172,842	3,698,286
Michael Davidson	14,980,810	164,635	3,698,286
Declan Doogan	14,971,708	173,737	3,698,286
Christopher T. Giordano	14,972,540	172,905	3,698,286
Robyn M. Hunter	14,973,560	171,885	3,698,286
Keith Maher	14,972,190	173,255	3,698,286
Gerald T. Proehl	14,937,288	208,157	3,698,286
Stuart Rich	14,970,986	174,459	3,698,286

The stockholders also approved an amendment to the Company’s certificate of incorporation, as amended, to authorize a reverse stock split of each issued and outstanding share of the Company’s common stock by a ratio of not less than one-for-three (1:3) and not more than one-for-twenty (1:20), with the exact ratio to be set at a number within this range as determined by the Board in its sole discretion, and permit the Board to implement or abandon this amendment no later than June 9, 2023.  The vote for this proposal was 16,995,084 shares for, 1,846,588 shares against, 2,059 shares abstaining, and no broker non-votes.

Stockholders also approved the Tenax Therapeutics, Inc. 2022 Stock Incentive Plan, as described in Item 5.02 above. The vote for this proposal was 13,966,375 shares for, 1,132,950 shares against, 46,120 shares abstaining, and 3,698,286 broker non-votes.

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Stockholders also voted on a nonbinding resolution approving, on an advisory basis, the Company’s 2021 named executive officer compensation as disclosed in the Proxy Statement. The vote on the resolution was approved with 13,901,272 shares for, 1,123,419 shares against, 120,754 shares abstaining, and 3,698,286 broker non-votes.

Lastly, stockholders ratified the selection of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. The vote for such ratification was 18,690,740 shares for, 96,224 shares against, 56,767 shares abstaining, and no broker non-votes.

 Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description

10.1	Tenax Therapeutics, Inc. 2022 Stock Incentive Plan.
10.2	Form of Tenax Therapeutics, Inc. Notice of Stock Option Grant and Award Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2022	Tenax Therapeutics, Inc.

	By:	/s/ Christopher T. Giordano
Christopher T. Giordano
President and Chief Executive Officer

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